UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2017

PRACO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

FORWARD LOOKING STATEMENTS

Certain information included in this report or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements by the fact that they do not relate to matters of strictly historical or factual nature and generally discuss or relate to estimates or other expectations regarding future events. They contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning in connection with any discussion of future operating or financial performance. Such statements may include, but are not limited to, information related to: anticipated operating results; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; growth and expansion; anticipated income or benefits to be realized from our investments in unconsolidated entities; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; legal proceedings and claims.

From time to time, forward-looking statements also are included in other periodic reports on Forms 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in this report and in any other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in this report or in other reports or public statements made by us, such as government regulation and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common stock” refer to shares of our common stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “PRAY” refer to Praco Corporation or our subsidiary Arista Capital Ltd. (“Arista”).

This current report relates to the following items:

1.01	Entry into a Material Definitive Agreement
2.01	Completion of Acquisition or Disposition of Assets
3.02	Unregistered Sales of Equity Securities
4.01	Changes in Registrant’s Certifying Accountant
5.01	Changes of Control in Registrant
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
5.06	Change in Shell Company Status
9.01	Financial Statements and Exhibits

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 19, 2017, the Company entered into the Share Exchange Agreement with Arista and the Arista Shareholders (the “Share Exchange Agreement”) pursuant to which the Company agreed, subject to the terms and conditions contained therein, to exchange newly issued shares of the Company for shares of Arista held by the Arista Shareholders, with Arista becoming a wholly-owned subsidiary of the Company (the “Transaction”). The closing of the Transaction (the “Closing”) was to take place sixty days after the execution of this Agreement, conditioned upon the completion of due diligence by the parties. On July 18, 2017, the parties entered into the First Addendum to the Share Exchange Agreement, pursuant to which the closing date for the Transaction was scheduled for September 15, 2017. In addition, Arista agreed to provide the Company with a $15,000 non-refundable deposit, and had the right to extend the closing date in intervals of thirty (30) days upon payment of an additional non-refundable deposit of $10,000 for each requested extension interval. The Closing occurred on December 14, 2017.

Prior to Closing, the Company restructured its equity ownership via a reverse stock split at a ratio of 13.2 to 1 in order to reduce the number of shares of common stock outstanding to approximately 520,000 shares followed by the issuance of additional shares to certain Praco Shareholders so that there were 617,667 shares outstanding immediately prior to the Closing. At Closing, the Company exchanged two shares of its common stock for each outstanding share of Arista common stock. This resulted in the issuance at Closing of an additional 2,470,666 shares of common stock, which meant that the Arista Shareholders would own in the aggregate approximately 80% of the outstanding common stock of the Company, with the Praco Shareholders owning the remaining approximately 20% of the Company.

Also, at Closing, the Praco Shareholders were issued warrants for 283,749 common shares on a pro-rata basis exercisable at $2.00 per share and subject to the same terms and conditions as the warrants currently held by the Arista warrant holders except without a cashless exercise option. In addition, immediately following the Closing, the Company exchanged each outstanding Arista warrant for new warrants issued by the Company entitling the holder to purchase an equal number of shares of the Company’s common stock as the number of Arista shares they were entitled to purchase upon exercise, subject to the same terms and conditions as the Arista warrants except without a cashless exercise option. Also, at Closing, the Company exchanged each outstanding Arista convertible note into a convertible note issued by the Company convertible into an equal amount of shares of the Company’s common stock as the number of Arista shares into which such notes were convertible, subject to the same terms and conditions as the convertible notes currently held by Arista convertible noteholders. As a result of such exchange offers, at Closing, the Company issued warrants to purchase 935,000 shares of Common Stock and convertible notes convertible into 199,999 shares of Common Stock.

Furthermore, at Closing, Arista paid the Company $72,500 to be used to pay all outstanding liabilities of Praco.

The Company filed a copy of (i) the Share Exchange Agreement on April 25, 2017 as an exhibit to its Current Report on Form 8-K and (ii) a First Addendum to the Share Exchange Agreement dated July 18, 2017 on August 24, 2017 as an exhibit to its Annual Report on Form 10-K. Such exhibits are hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

ITEM 2.01	COMPLETION OF ACQUISITION OF DISPOSITION OF ASSETS

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As a result of the Share Exchange Agreement, (i) our principal business became the business of Arista, which is more fully described below, and (ii) Arista became our wholly-owned operating subsidiary. Since the Arista Shareholders obtained the majority of the outstanding shares of the Company through the acquisition, the acquisition is accounted for as a reverse merger or recapitalization of the Company. As such, Arista is considered the acquirer for accounting purposes.

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FORM 10 DISCLOSURE

As disclosed elsewhere in this report, we consummated a share exchange with Arista Capital Ltd. on December 14, 2017 (the “Transaction”) and Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were, immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the closing of the Transaction, except that information relating to periods prior to the date of the Transaction only relates to Arista unless otherwise specifically indicated.

ITEM 1.	BUSINESS

Corporate History

Arista was formed on June 10, 2014 as a Nevada corporation. Arista is a finance company that provides financing to other small finance companies that do not have significant access to the capital markets. Typically, Arista does this by acquiring lease portfolios from such lenders at a purchase price that yields Arista an annual return and these lenders continue to service the portfolios purchased by us. We are currently focused on leases for trucks and construction equipment.

Overview of Arista

Arista acts as a funding source to finance the lending activities of other asset-based lenders who are in need of capital to grow their lending base. Arista was founded by a team of experienced finance professionals who saw significant opportunity to participate in this market after the financial crisis of 2009, as traditional funding sources for this segment of the financial market have disappeared or have severely limited their financing activities in this area. Arista intends to participate in this market through a variety of funding arrangements including debt financings, equity infusions and direct loan participations. Management believes that although small asset-based lenders have limited access to capital necessary to enable growth, these lenders have well-managed and maintained origination, underwriting and administrative infrastructure as well as expertise and experience in their specific area of lending. Arista has accessed this experience and infrastructure by participating with these lenders in their lending opportunities. Accordingly, Arista provides these small lenders with an ability to make additional loans that they otherwise would not be able to do either directly through a loan participation program or indirectly by allowing Arista to make the loan which they administer, enabling Arista to utilize their infrastructure.

Arista has funding arrangements with several lenders (“Lenders”). These Lenders primarily finance tractor trailers or other transportation equipment and construction equipment to companies that ordinarily would not be able to obtain dealer or commercial bank financing. These Lenders offer both finance leases and operating leases, with terms up to 60 months and transaction sizes from $10,000 to $150,000 and target advance rates that are not more than 80% loan-to-value. Generally the leases have effective interest rates of around 30%. These Lenders have developed their own credit approval processes based upon their experience with entering into leases with small transportation and construction companies. The Lenders generally require significant down payments to be made in cash by the borrower. Accordingly, since the collateral has significant value relative to the value of the loans made by them, Arista believes that the risk of loss of principal is not significant. Arista’s agreements with these Lenders provide that it will purchase portfolios of leases from them and they will service the portfolios. Arista believes that its lending activities can achieve attractive net returns of capital. Arista has raised approximately $660,000 as of September 30, 2017, and has purchased approximately $303,000 of leases in the aggregate since inception.

Arista reviews each lease portfolio in depth to determine which loans to purchase. Arista also performs a collateral valuation to determine if purchase amount of the loan will be covered if the collateral is repossessed. To this end, the Company utilizes a third-party service provider with experience in the transportation and construction equipment industries to assist in the valuation of the underlying collateral. All leases purchased to date have gone through this collateral valuation process.

Arista has access to loan portfolios amounting to over $5,000,000 through its current Lenders. Arista is currently negotiating a Term Sheet for a $3,000,000 Senior Debt credit line from a local lender but is in discussions with several other senior lenders as well to see if it can obtain more attractive terms. The Company is also reviewing three portfolios of loans from three other Lenders totaling approximately $600,000.

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Our strategy is to identify specialty lenders who have operated successfully for a significant period of time and are in need of capital to grow their loan portfolio. We believe our management team has the experience necessary to identify these lenders and our investment approach involves, among other things:

●	an assessment of the markets, overall macroeconomic environment and how the assessment may impact industry and investment selection to choose the lenders to fund;

●	substantial lender-specific research and analysis; and

●	with respect to each individual lender, an emphasis on capital preservation, low volatility and management of downside risk.

The foundation of our investment philosophy incorporates intensive analysis, a management discipline based on both market technical and fundamental value-oriented research, and consideration of diversification within our lender portfolio. We follow a rigorous investment process based on:

●	a comprehensive analysis of lender loan history, including a quantitative and qualitative assessment of the lender’s business;

●	an evaluation of lender’s management and its economic incentives;

●	an analysis of the lender’s business strategy and industry trends; and

●	an in-depth examination of a prospective lender’s servicing capabilities and the overall results of their loan portfolio.

We seek to identify those lenders exhibiting superior fundamental risk-reward profiles and a strong business history, while focusing on the absolute and relative value of each individual lending investment. Arista intends to continue to broaden its list of Lenders and make purchases of their portfolios of leases on a regular basis when such risk-reward profile is attractive.

Employees

We employ 3 people and utilize independent contractors as needed.

Competition

We compete for investments with a number of other lenders and investment funds (including private equity funds and venture capital funds), special purpose acquisition company sponsors, investment banks with underwriting activities, hedge funds that invest in private investments in public equities, traditional financial services companies such as commercial banks, and other sources of financing. Many of these entities have greater financial and managerial resources than we do.

Regulatory Matters

Although most states do not directly regulate the commercial equipment lease financing business, certain states require lenders and finance companies to be licensed, impose limitations on certain contract terms and on interest rates and other charges, mandate disclosure of certain contract terms and constrain collection practices and remedies. Arista does not operate in any states that would require Arista to be licensed. Pursuant to agreements under which we purchase leases and other loan obligations, we are typically indemnified against losses resulting from the failure of the originator to have complied with applicable laws relating to obligations prior to our purchase of such obligations.

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ITEM 1A.	RISK FACTORS

We are a smaller reporting company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) and are not required to provide the information under this item.

ITEM 2.	FINANCIAL INFORMATION

Selected Financial Data

We are a smaller reporting company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) and are not required to provide the information under this item.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following summarizes the factors affecting the operating results and financial condition of Arista. This discussion should be read together with the financial statements of Arista Capital Ltd. and the notes to financial statements included elsewhere in this current report. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed elsewhere in this report. We encourage you to review the section titled “Forward-Looking Statements” at the front of the Current Report of which this Form 10 Information is a part.

Overview

Arista was formed on June 10, 2014 as a Nevada corporation. Arista is a finance company that provides financing to other small finance companies that do not have significant access to the capital markets. Typically, Arista does this by acquiring lease portfolios from such lenders at a purchase price that yields Arista an annual return and these lenders continue to service the portfolios purchased by us. We are currently focused on leases for trucks and construction equipment.

Critical Accounting Policies

The following discussion and analysis of Arista’s financial condition and results of operations are based upon Arista’s audited and unaudited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. Management continually evaluates such estimates, including those related to allowances for uncollectible finance receivables, income taxes, and the valuation of equity transactions. Management bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to Arista’s reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. Management believes the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

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Going Concern

The condensed financial statements included herein have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in our accompanying condensed financial statements, for the nine months ended September 30, 2017, Arista had a net loss of $306,565 and used cash in operating activities of $186,849, respectively. Additionally, Arista had an accumulated deficit of $681,652 at September 30, 2017, had a stockholders’ deficit of $341,904 at September 30, 2017, and had minimal revenues for the nine months ended September 30, 2017. Similarly, Arista had a net loss of $249,784 and $120,481 for the years ended December 31, 2016 and 2015, respectively. The net cash used in operations were $84,919 and $45,085 for the years ended December 31, 2016 and 2015, respectively. Additionally, Arista had an accumulated deficit of $375,087 and $125,303, at December 31, 2016 and 2015, respectively, had a stockholders’ deficit of $99,434 at December 31, 2016, and had minimal revenues for the years ended December 31, 2016 and 2015. Management believes that these matters raise substantial doubt about Arista’s ability to continue as a going concern for twelve months from the date of such financial statements. Management cannot provide assurance that Arista will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that its capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the date of such financial statements. Although Arista has historically raised capital from the issuance of promissory notes, there is no assurance that it will be able to continue to do so. Management believes that its ability to attract debt and equity financing in the capital markets will be greatly enhanced by becoming a public reporting company. Toward that end, Arista has entered into a Share Exchange Agreement with Praco Corporation. If Arista is unable to raise additional capital or secure additional lending in the near future, Management expects that Arista will need to curtail or cease operations. The condensed financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Arista be unable to continue as a going concern.

Financing leases receivable

Financing leases receivable are recorded at the aggregate future minimum lease payments, estimated unguaranteed residual value of the leased equipment less unearned income. Residual values, which are reviewed periodically, represent the estimated amount we expect to receive at lease termination from the disposition of the leased equipment. Actual residual values realized could differ from these estimates. The unearned income is recognized in revenues in the statements of operations over the lease term, in a manner that produces a constant rate of return on the lease. Financing leases receivable due after twelve months from the balance sheet date are reflected as a long-term asset. Financing leases receivables are periodically evaluated based on individual creditworthiness of customers. Based on this evaluation, Arista records an allowance for estimated losses on these receivables.

Revenue recognition

Income from direct financing lease transactions is reported using the financing method of accounting, in which Arista’s investment in the leased property is reported as a receivable from the lessee to be recovered through future rentals. The interest income portion of each rental payment is calculated so as to generate a constant rate of return on the net receivable outstanding. Allowances for losses on direct financing leases are typically established based on historical charge-off and collection experience and the collectability of specifically identified lessees and billed and unbilled receivables. Direct financing leases are charged off to the allowance as they are deemed uncollectible. Direct financing leases are generally placed in a nonaccrual status (i.e., no revenue is recognized) and deemed impaired when payments are more than 90 days past due. Additionally, management periodically reviews the creditworthiness of all direct finance lessees with payments outstanding less than 90 days. Based upon management’s judgment, the related direct financing leases may be placed on nonaccrual status. Leases placed on nonaccrual status are only returned to an accrual status when the account has been brought current and management believes recovery of the remaining unpaid lease payments is probable. Until such time, all payments received are applied only against outstanding principal balances.

Income taxes

Arista accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. Arista records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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Arista follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740 “Income Taxes”. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Arista recognizes interest and penalties related to uncertain income tax positions in other expense.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Pursuant to ASC 505-50 – “Equity-Based Payments to Non-Employees”, all share-based payments to non-employees, including grants of stock options, are recognized in the consolidated financial statements as compensation expense over the service period of the consulting arrangement or until performance conditions are expected to be met. Using a Black-Scholes valuation model, Arista periodically reassesses the fair value of non-employee options until service conditions are met, which generally aligns with the vesting period of the options, and Arista adjusts the expense recognized in the consolidated financial statements accordingly.

Recent Accounting Pronouncements

We do not believe that any other recently issued, but not yet effective accounting standards will have a material effect on Arista’s financial position, results of operations or cash flows.

Material Weaknesses in Internal Controls

On December 4, 2017, Ciro E. Adams, CPA, LLC (“Adams”), in connection with their audit of Arista’s financial statements for the years ended December 31, 2016 and 2015, sent a letter to Arista’s Board of Directors identifying certain matters involving internal control and Arista’s operations that they considered to be significant deficiencies or material weaknesses under the standards of the Public Company Accounting Oversight Board (PCAOB). A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. In particular, Adams noted that (i) an individual is assigned to both prepare and post journal entries, while holding responsibility for review of certain monthly reconciliations, without his entries being subject to independent review; (ii) supporting analysis is not prepared for estimating the allowance for lease losses and the related provision for lease losses, documenting compliance with relevant GAAP and Arista’s accounting policies and (iii) an independent review of financial statements and related disclosures is not performed by management and/or other suitably qualified personnel for completeness, consistency, and compliance with GAAP and Arista’s accounting and disclosure policies.

Results of Operations

The following comparative analysis of results of operations was based primarily on the comparative audited and unaudited financial statements, footnotes and related information for the periods identified below and should be read in conjunction with the these audited and unaudited financial statements and the notes to those statements for the nine months ended September 30, 2017 and 2016 and for the years ended December 31, 2016 and 2015, which are included elsewhere in this report.

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Comparison of Results of Operations for the Nine Months Ended September 30, 2017 and 2016 and for the Years Ended December 31, 2016 and 2015

Revenues

Revenues consist of interest earned of lease financings and other fee income. For the nine months ended September 30, 2017, total revenues amounted to $22,613 as compared to $1,964 for the nine months ended September 30, 2016, an increase of $20,649. For the year ended December 31, 2016, total revenues amounted to $14,028 as compared to $1,401 for the year ended December 31, 2015, an increase of $12,627. In September 2016, we entered into a Purchase and Service Agreement with a third party lease financing company to acquire a portfolio consisting of four leases for a purchase price of $234,563. The increase in revenues for the periods discussed were attributable to this lease portfolio acquisition.

Operating Expenses

For the nine months ended September 30, 2017, operating expenses amounted to $244,996 as compared to $177,514 for the nine months ended September 30, 2016, an increase of $67,482, or 38.0%. For the year ended December 31, 2016, operating expenses amounted to $212,746 as compared to $117,848 for the year ended December 31, 2015, an increase of $94,898, or 80.5%.

For the nine months ended September 30, 2017 and 2016 and for the years ended December 31. 2016 and 2015, operating expenses consisted of the following:

	Nine Months Ended September 30,		Years Ended December 31,
	2017	2016	2016	2015
Compensation and benefits	$139,090	$73,818	$104,180	$85,048
Professional fees	64,750	13,778	16,028	9,385
Provision for lease losses	24,500	79,000	79,000	7,755
General and administrative expenses	16,656	10,918	13,538	15,660
Total	$244,996	$177,514	$212,746	$117,848

●	For the nine months ended September 30, 2017, compensation and benefits expense increased by $65,272, or 88.4%, as compared to the nine months ended September 30, 2016. For the year ended December 31, 2016, compensation and benefit expense increased by $19,132, or 22.5%, as compared to the year ended December 31, 2015. These increases were attributable to an increase in compensation paid to Arista’s chief executive officer and an increase in stock-based compensation expense.

●	For the nine months ended September 30, 2017, professional fees increased by $50,972, or 370.0%, as compared to the nine months ended September 30, 2016. This increase was primarily attributable to an increase in legal fees of $25,342, an increase in accounting fees of $24,250, and an increase in stock-based consulting fees of $2,725. For the year ended December 31, 2016, professional fees increased by $6,643, or 70.8%, as compared to the year ended December 31, 2015. This increase was attributable to an increase in stock-based consulting fees of $6,812.

●	For the nine months ended September 30, 2017, provision for lease losses decreased by $54,500 as compared to the nine months ended September 30, 2016. For the year ended December 31, 2016, provision for lease losses increased by $71,245 as compared to the year ended December 31, 2015. Management periodically evaluates financing leases receivables based on the individual creditworthiness of customers. Based on this evaluation, Arista records an allowance for estimated losses on these receivables.

●	For the nine months ended September 30, 2017, general and administrative expenses increased by $5,738 as compared to the nine months ended September 30, 2016. For the year ended December 31, 2016, general and administrative expenses decreased by $2,122 as compared to the year ended December 31, 2015.

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Loss from Operations

As a result of the factors described above, for the nine months ended September 30, 2017, loss from operations amounted to $222,383, as compared to $175,550 for the nine months ended September 30, 2016, an increase of $46,833, or 26.7%. For the year ended December 31, 2016, loss from operations amounted to $198,718, as compared to $116,447 for the year ended December 31, 2015, an increase of $82,271, or 70.7%.

Other Expenses

Other expenses consists of interest expense incurred on debt with third parties and related parties. For the nine months ended September 30, 2017, interest expense amounted to $84,182, as compared to $28,430 for the nine months ended September 30, 2016, an increase of $55,752, or 196.1%. For the year ended December 31, 2016, interest expense amounted to $51,066, as compared to $4,034 for the year ended December 31, 2015, an increase of $47,032, or 1,165.9%. These increases were attributable to an increase in borrowing pursuant to convertible notes instruments and the amortization of debt discount.

Net Loss

As a result of the foregoing, for the nine months ended September 30, 2017 and 2016, net loss amounted to $306,565, or $0.29 per common share (basic and diluted), and $203,980, or $0.20 per common share (basic and diluted), respectively. Additionally, for the year ended December 31, 2016 and 2015, net loss amounted to $249,784, or $0.25 per common share (basic and diluted), and $120,481, or $0.12 per common share (basic and diluted), respectively.

Liquidity and Capital Resources

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. Arista had cash of $108,038 and $91,687 on hand as of September 30, 2017 and December 31, 2016, respectively.

Arista’s primary uses of cash have been for salaries, fees paid to third parties for professional services, general and administrative expenses, and the acquisition lease portfolios. All funds received have been expended in the furtherance of growing the business. Arista has received funds from the collection of lease payments, and from various financing activities such as from debt financings. The following trends are reasonably likely to result in changes in Arista’s liquidity over the near to long term:

●	An increase in working capital requirements to finance our current business,

●	Acquisition of lease portfolios;

●	Addition of administrative and sales personnel as the business grows, and

●	The cost of being a public company.

During the year ended December 31, 2015, Arista issued 10% convertible promissory notes (the “10% Convertible Notes”) to three third party individuals as well as to certain directors and officers of Arista in the aggregate amount of $60,000. The unpaid principal and interest is payable three years from the date of the respective 10% Convertible Note. Arista has the right to prepay any amount outstanding under the 10% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $1.00 per share. In connection with these 10% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 60,000 shares of Arista common stock at $2.00 per share. All of the 10% Convertible Notes were converted into shares of Arista common stock and exchanged for shares of Praco at Closing.

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During the year ended December 31, 2016, Arista issued additional 10% convertible promissory notes (the “2016 10% Convertible Notes”) to seven third party individuals in the aggregate amount of $400,000. The unpaid principal and interest is payable three years from the date of the respective 2016 10% Convertible Note. The 2016 10% Convertible Notes mature between June 1, 2019 and December 31, 2019. Arista has the right to prepay any amount outstanding under the 10% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 2016 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $1.50 per share. Noteholders also have the option of extending the maturity date of their notes for up to three additional one-year periods. In connection with the 2016 10% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 575,000 shares of Arista common stock at $2.00 per share. 2016 10% Convertible Notes in the aggregate principal amount of $200,000 were converted into shares of Arista common stock and exchanged for shares of Praco at Closing.

During the period from July 1, 2017 to September 30, 2017, Arista issued 12% convertible promissory notes (the “12% Convertible Notes”) to three third party individuals in the aggregate amount of $200,000. The unpaid principal and interest is payable three years from the date of the respective 12% Convertible Note. The 12% Convertible Notes mature between July 1, 2020 and August 1, 2020. Arista has the right to prepay any amount outstanding under the 12% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 12% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $3.00 per share. Noteholders also have the option of extending the maturity date of their notes for up to three additional one-year periods. In connection with the 12% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 300,000 shares of Arista common stock at $4.00 per share.

We may need to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations for the next 12 months from the issuance date of these financial statements. Other than revenue received from our lease portfolio, and funds received from debt financings, we presently have no other significant alternative source of working capital. We have used these funds to fund our operating expenses, pay our obligations, acquire lease portfolios, and grow our company. We need to raise significant additional capital or debt financing to acquire new properties, to acquire additional lease portfolios, and to assure we have sufficient working capital for our ongoing operations and debt obligations.

In connection with the Closing, the Company offered to exchange each outstanding Arista warrant for new warrants issued by the Company entitling the holder to purchase an equal number of shares of the Company’s common stock as the number of Arista shares they were entitled to purchase upon exercise, subject to the same terms and conditions as the Arista warrants except without a cashless exercise option. Also, at Closing, the Company offered to exchange each outstanding Arista convertible note into a convertible note issued by the Company convertible into an equal amount of shares of the Company’s common stock as the number of Arista shares into which such notes were convertible, subject to the same terms and conditions as the convertible notes currently held by Arista convertible noteholders. As a result of such exchange offers, at Closing, the Company issued warrants to purchase 935,000 shares of Common Stock and convertible notes convertible into 199,999 shares of Common Stock.

Cash Flows

Net cash flow used in operating activities was $186,849 for the nine months ended September 30, 2017, as compared to net cash used in operating activities of $53,380 for the nine months ended September 30, 2016, an increase of $133,459. Net cash flow used in operating activities was $84,919 for the year ended December 31, 2016, as compared to net cash used in operating activities of $45,085 for the year ended December 31, 2015, an increase of $39,834. Net cash used in operating activities consisted of cash used for working capital purposes for salaries, professional fees and general and administrative expenses.

For the nine months ended September 30, 2017, net cash flow provided by investing activities amounted to $2,700 and consisted of proceeds from the sale of assets held for sale. During the nine months ended September 30, 2016, Arista used cash for the acquisitions of a lease portfolio of $234,563. For the years ended December 31, 2016 and 2015, Arista used cash for the acquisitions of lease portfolios of $234,563 and $13,449, respectively.

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Net cash provided by financing activities was $200,000 for the nine months ended September 30, 2017 as compared to $350,000 for the nine months ended September 30, 2016 and consisted of proceeds from convertible debt financings. Net cash provided by financing activities was $400,000 for the year ended December 31, 2016 as compared to $70,000 for the year ended December 31, 2015. For the year ended December 31, 2016, Arista received proceeds from convertible debt financings of $400,000. For the year ended December 31, 2015, Arista received proceeds from convertible debt financings of $60,000 and capital contributions of $10,000.

Off-Balance Sheet Arrangements

Arista does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Contractual Obligations

We are a smaller reporting company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) and are not required to provide the information under this item.

Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934) and are not required to provide the information under this item.

ITEM 3.	PROPERTIES

Our principal executive office consists of approximately 100 square feet of space located at 51 JFK Parkway, First Floor West, Short Hills New Jersey, which we lease from a third party pursuant to a lease with a remaining term of 6 months at a monthly rent of $500. Our telephone number at that facility is (973) 218-2428. Arista subleases 1,000 square feet of office space for $750 on a month to month basis from Cambridge Capital, a company owned by Mr. Mathews. It is our belief that the space is adequate for our immediate needs. We do not presently own any real property.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 18, 2017, with respect to the beneficial ownership of our outstanding common stock by: (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Current Report, there are 3,088,333 shares of common stock issued and outstanding.

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Name and Address of Beneficial Owner, Directors and Officers:	Number of Shares and Nature of Beneficial Ownership		Percentage of Beneficial Ownership (1)
Paul Patrizio	1,750,000	(2)	56.7%
Kenneth Mathews	179,000	(3)	5.8%
Walter A. Wojcik, Jr.	110,000	(4)	3.6%
Scott Williams	655,369	(5)	19.9%
Rory Deutsch and Judith Meehan	466,667	(6)	13.6%
David H. Wollmuth	233,333	(7)	7.2%
David Callan	323,688	(8)	10.1%
Hawk Opportunity Fund L.P.	204,536		6.5%
All executive officers and directors as a group (4 persons)	2,694,369		81.3%

(1)	Applicable percentage of ownership is based on 3,088,333 shares of common stock outstanding on December 18, 2017. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of December 18, 2017 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of December 18, 2017 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Our common stock is our only issued and outstanding class of securities eligible to vote.

(2)	Mr. Patrizio has voting power over these shares but disclaims beneficial ownership as the shares are held by AEP Holdings LLC, an entity solely owned by Mr. Patrizio’s spouse.

(3)	Includes 10,000 shares issuable upon exercise of warrants owned by Mr. Mathews.

(4)	Includes 10,000 shares issuable upon exercise of warrants owned by Mr. Wojcik together with his spouse.

(5)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. Scott Williams is only a 3.42% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 141,914 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Williams and Hawk Opportunity Fund L.P., respectively.

(6)	Includes 300,000 shares issuable upon exercise of warrants and 33,333 shares issuable upon conversion of convertible notes owned by Mr. Deutsch and his spouse Ms. Meehan.

(7)	Includes 150,000 shares issuable upon exercise of warrants and 16,667 shares issuable upon conversion of convertible notes owned by Mr. Wollmuth.

(8)	Includes 140,152 shares owned by Hawk Opportunity Fund L.P. David Callan is only a 14.06% limited partner of Hawk Opportunity Fund LP, but based on his overall control and management of Hawk, the Hawk shares are combined for this presentation. Also includes 37,507 shares and 64,384 shares issuable upon exercise of warrants owned by Mr. Callan and Hawk Opportunity Fund L.P., respectively.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers, or director nominees.

Name	Age	Position
Paul Patrizio	60	Chairman and Chief Executive Officer; Director
Kenneth Mathews	75	Vice Chairman, Secretary and Treasurer; Director
Walter A. Wojcik, Jr.	68	Chief Financial Officer
Scott Williams	65	Director

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Paul Patrizio Mr. Patrizio has been the Chairman and CEO of the Company since its inception. Mr. Patrizio is also Chairman of MPMI Solutions, Inc., a technology solutions provider. He is also Of Counsel to the law firm Wollmuth Maher & Deutsch LLP. Previously, he was the Managing Partner of Apogee Energy Partners LLC (“AEP”) since its inception in 2009. AEP was an energy project development company and financing firm specializing in the solar energy industry. AEP was involved (through its affiliated partnerships) in the development and financing of over $200 million of solar projects in the last five years. During that period, Mr. Patrizio also had been General Counsel to Green States Energy, Inc., a developer and owner of solar energy projects and prior to Green States Energy was General Counsel to Gehrlicher Solar America Corp., the US subsidiary of Gehrlicher Solar AG (Germany), one of the largest solar companies in the world. From 1996-2008, Mr. Patrizio was a Managing Director and General Counsel at several investment banking firms which specialized in private equity and debt transactions. From 1984-1996, Mr. Patrizio worked at New York City law firms where he specialized in corporate, securities, and general business matters which included being an associate at Cahill Gordon and Shea & Gould and a partner at Campbell & Fleming (which became the NYC office of Epstein Becker & Green). Mr. Patrizio holds a BA, MBA, JD and LLM and is admitted to practice law in New Jersey, New York and Pennsylvania.

Kenneth Mathews Mr. Mathews brings more than 50 years’ experience in corporate finance with specialties in commercial lending, capital sourcing, leasing, and financial consulting for marketing and profit improvement. He is the founder and managing director of Cambridge Capital Corp., a boutique financial consulting firm specializing in raising capital for mid-sized companies, early-stage companies, and troubled businesses. Prior to forming Cambridge Capital Corp. in 1992, Ken Mathews served for 20 years with First Fidelity Bancorporation, then a New Jersey based $30 billion dollar commercial banking organization serving the Northeast. Through a series of mergers First Fidelity was acquired by Wachovia Bank, which was acquired by Wells Fargo Bank. Mr. Mathews was an Executive Vice President responsible for several departments including National Corporate and Equipment Leasing. In the Commercial Banking Division, Mr. Mathews managed a regional network with a portfolio of secured and unsecured loans for middle market companies. In addition, Mr. Mathews was a co-founder of and served on the Board of Directors for Hilltop Community Bank, a publicly-traded community bank until its recent sale. Mr. Mathews holds a BS degree from St. Peter’s College with a major in economics, and studied for a MBA in finance and marketing at NYU’s Graduate School of Business Administration.

Walter A. Wojcik, Jr Mr. Wojcik was the SVP and Chief Financial Officer of Hilltop Community Bank, a publicly-traded bank, from its formation in 2000 until its sale in 2013. During that period, Mr. Wojcik was instrumental in its founding and operations and an active member of senior management running all of the financial operations of the bank. Prior to Hilltop, Mr. Wojcik was the SVP and CFO of Ramapo Financial Corporation, a publicly-traded financial institution, where he spent 14 years in all aspects of the accounting and financial operations of the bank including SEC reporting. Prior to Ramapo, he was with First National Bank (now Wells Fargo) in various accounting functions. Mr. Wojcik began his career as an auditor with Arthur Andersen. Mr. Wojcik holds a BS in Business Administration from Villanova University and is a licensed CPA (currently on inactive status) in the State of New Jersey.

Scott Williams Mr. Williams began his career in the investment industry in 1978 with A. G. Edwards and Sons, Inc. He has been with firms as diverse as Drexel Burnham Lambert, Prudential Securities, and Pennsylvania Merchant Group a boutique investment-banking firm. Over a 35-year period he has been involved in the management of various areas in the industry, such as high net worth accounts, a high yield trading desk and banking group, and retail and institutional sales forces. Beginning in 2004, Mr. Williams partnered with David Callan to form Hawk Management. Hawk Management was created to be the investment advisor to Hawk Opportunity Fund. The Hawk Opportunity Fund, launched in 2005, was designed to allow Callan and Williams to use their expertise in distressed and bankrupt securities to take major positions in those situations they deemed investment worthy. The Hawk Opportunity Fund has over $30,000,000 in assets under management. Mr. Williams holds a BA in Political Science with a minor in Economics from the University of Oklahoma.

There are no family relationships among Arista’s officers and directors.

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors. Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Arista does not presently have any board committees, including any separately designated standing audit committee, compensation committee or nominating committee. However, following the Closing, the Company intends to establish an audit committee of the Board of Directors that shall consist of independent directors. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendation to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Board of Advisors

Gordon Sweely Mr. Sweely is the sole member of Arista’s Board of Advisors of the Company. Mr. Sweely is a Managing Director and Head of Structured Finance, Americas for Nomura Securities International, Asia’s global investment bank. Mr. Sweely joined Nomura in 2011 and is responsible for all structured lending and Non-Agency origination activity for Securitized Products in the Americas. Additionally, he also oversees all Collateralized Loan Obligation activity and structured lending activity for Structured Credit in the Americas. Prior to joining Nomura, Mr. Sweely spent 18 years at Lehman Brothers as Head of ABS Trading, Principal Finance and Co-Head of ABS CDOs with an expanded focus on distressed and non-investment grade assets on a whole loan and securitized basis. Mr. Sweely holds a B.S. from Hobart College and has an MBA from New York University Stern School of Business. Mr. Sweely has received 27,000 shares of Arista common stock as compensation for serving on Arista’s Board of Advisors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our directors and executive officers and persons who beneficially own more than 10% of our equity securities are not subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

ITEM 6.	EXECUTIVE COMPENSATION

The objective of Arista’s compensation program is to provide compensation for services rendered by our executive officers in the form of a salary. We utilize this form of compensation because we believe that it is adequate to both retain and motivate our executive officers. The amount we deem appropriate to compensate our executive officers is determined in accordance with other like corporations; we have no specific formula to determine compensatory amount at this time. We have deemed that our current compensatory program and the decisions regarding compensation are easy to administer and are appropriately suited for our objectives. We may expand our compensation program to additional future employees and to include other compensatory elements.

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued by the Company or on behalf of our executive officers.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul Patrizio	President, CEO,	2017	$81,000	$-0-	$-0-	-0-	7,500-	-0-	27,000-	$115,500-
(1)	Secretary and	2016	$28,337-	$-0-	$-0-	-0-	-0-	-0-	12,000-	$40,337-
	Director	2015	$-0-	$-0-	$-0-	-0-	-0-	-0-	-0-	$-0-
Walter A.		2017	$22,000-	$-0-	$-0-	-0-	-0-	-0-	-0-	$22,000-
Wojcik, Jr.	CFO	2016	$7,500-	$-0-	$6,000-	-0-	-0-	-0-	-0-	$13,500-
(2)		2015	$5,000-	$-0-	$2,000-	-0-	-0-	-0-	-0-	$7,000-

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Mr. Patrizio entered in an employment agreement with the Company immediately following the Closing, effective January 1, 2018, which provides for a five-year term, subject to renewal. Mr. Patrizio’s base salary is $150,000 and such annual salary is subject to a minimum 5% annual increase as well as increases based upon receipt by the Company of additional funding. Mr. Patrizio is entitled to an annual bonus based upon the EBITDA performance of the Company. Mr. Patrizio was also granted options to purchase 300,000 shares of common stock at an exercise price of $1.00 per share vesting annually on a pro rata basis over a three-year period commencing January 1, 2019. In addition to reimbursement of business expenses, the agreement provides payment for monthly expenses for car, home office and telecommunications and other miscellaneous expenses incurred by Mr. Patrizio of $3,000 and provides reimbursement of his health care premium of $2,000 respectively. Also, consistent with the previous agreement between Mr. Patrizio and Arista, the agreement for Mr. Patrizio provides for termination in the event of a change in control, and for severance in the event of termination without cause, or for termination due to the Company’s breach.

Arista had an oral understanding with Mr. Wojcik to pay him an annual salary of $42,000. The Company has entered into a new oral understanding with Mr. Wojcik to pay him an annual salary of $60,000 which became effective upon the closing of the Transaction.

The Company has no option or stock award plan or long-term incentive plan.

The Company has no plans that provides for the payment of retirement benefits, or benefits that will be paid primarily following retirement.

Other than Mr. Patrizio, the Company has no agreement that provides for payment to our executive officer at, following, or in connection with the resignation, retirement or other termination, or a change in control of Company or a change in our executive officer’s responsibilities following a change in control.

Director Compensation

At the present time, members of the board of directors are not compensated for their services to the board.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards to our executive officers.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Except as set forth below, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)	any of our directors or executive officers;

(B)	any nominee for election as one of our directors;

(C)	any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)	any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above

Arista subleases 1,000 square feet of office space for $750 on a month to month basis from Cambridge Capital, a company owned by Mr. Mathews.

Mr. Patrizio is Of Counsel to the law firm of Wollmuth Maher & Deutsch LLP, which has acted as counsel to Arista and will act as counsel to the Company following the Closing. In addition, David H. Wollmuth and Rory M. Deutsch, partners in Wollmuth Maher & Deutsch LLP, will beneficially own approximately 7.2% and 13.6%, respectively, of the Company following the Closing.

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Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) and are not required to provide the information under this item.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The NASDAQ definition of “Independent Director” means a person other than an executive officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. According to this definition, Mr. Mathews and Mr. Williams are independent directors.

ITEM 8.	LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending, or, to the knowledge of the executive officers of the Registrant, threatened against or affecting our company, our common stock, or our officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our stock is listed on the OTC Pink Current Information marketplace under the symbol “PRAY”. There is currently no active trading market for shares of our common stock.   In any event, no assurance can be given that any market for our common stock will develop or be maintained.

Holders

As of December 14, 2017, after giving effect to the Closing of the Transaction, there were approximately 21 holders of record of our common stock. This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board will have the discretion to declare and pay dividends in the future.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our stockholders to do so.

Transfer Agent

Our transfer agent is VStock Transfer LLC, 18 Lafayette Place Woodmere, NY 11598.

Rule 10b-18 Transactions

During the year ended June 30, 2017, there were no repurchases of the Company’s common stock by the Company.

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ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES

During the year ended December 31, 2015, Arista issued 10% convertible promissory notes (the “10% Convertible Notes”) to three third party individuals as well as to certain directors and officers of Arista in the aggregate amount of $60,000. The unpaid principal and interest is payable three years from the date of the respective 10% Convertible Note. Arista has the right to prepay any amount outstanding under the 10% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $1.00 per share. In connection with these 10% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 60,000 shares of Arista common stock at $2.00 per share. All of the 10% Convertible Notes were converted into shares of Arista common stock and exchanged for shares of Praco at Closing.

During the year ended December 31, 2016, Arista issued additional 10% convertible promissory notes (the “2016 10% Convertible Notes”) to seven third party individuals in the aggregate amount of $400,000. The unpaid principal and interest is payable three years from the date of the respective 2016 10% Convertible Note. The 2016 10% Convertible Notes mature between June 1, 2019 and January 1, 2020. Arista has the right to prepay any amount outstanding under the 10% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 2016 10% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $1.50 per share. In connection with the 2016 10% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 575,000 shares of Arista common stock at $2.00 per share. 2016 10% Convertible Notes in the aggregate principal amount of $200,000 were converted into shares of Arista common stock and exchanged for shares of Praco at Closing.

During the period from July 1, 2017 to September 30, 2017, Arista issued 12% convertible promissory notes (the “12% Convertible Notes”) to three third party individuals in the aggregate amount of $200,000. The unpaid principal and interest is payable three years from the date of the respective 12% Convertible Note. The 12% Convertible Notes mature between July 1 and August 1, 2020. Arista has the right to prepay any amount outstanding under the 12% Convertible Note, subject to a prepayment penalty of 5.0% of the amount prepaid. The noteholders are entitled, at their option, at any time after the issuance of the 12% Convertible Notes, to convert all or any lesser portion of the outstanding principal amount and accrued but unpaid interest into Arista common stock at a conversion price of $3.00 per share. In connection with the 12% Convertible Notes, Arista also issued to noteholders five-year warrants to acquire an aggregate of 300,000 shares of Arista common stock at $4.00 per share. The 12% Convertible Notes were issued in transactions that were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

ITEM 11.	DESCRIPTION OF THE REGISTRANT’S SECURITIES

Common Stock

The Company is authorized to issue 100,000,000 shares of Common Stock. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holders of Common Stock have any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon the liquidation, dissolution or winding up of the Company and after payment of creditors and any amounts payable to senior securities, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding are fully paid, validly issued and non-assessable. Currently, there are 3,088,333 shares of Common Stock issued and outstanding as of the date hereof.

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Preferred Stock

The Company is authorized to issue up to 5,000,000 shares of preferred stock and the Articles of Incorporation allow the Board of Directors, without further shareholder approval, to establish the preferences, limitations and rights of the preferred stock. Preferred stock may be issued in the future in connection with acquisitions, financings or such other matters as the Board of Directors deems to be appropriate. In the event that any such shares of preferred stock are issued, a Certificate of Designation, setting forth the series of such preferred stock and the relative rights, privileges and limitations with respect thereto, shall be filed. The effect of such preferred stock is that our Board of Directors alone, within the bounds and subject to the federal securities laws and Nevada Law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and might adversely affect the voting and other rights of holders of Common Stock. The issuance of preferred stock with voting and conversion rights also may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. Currently, there are no shares of Preferred Stock issued and outstanding as of the date hereof.

Voting Rights

Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, all rights to vote and all voting power shall be vested in the holders of common stock. Each share of common stock shall entitle the holder thereof to one vote. Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any stockholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that our directors and officers will not be personally liable to us, our stockholders or our creditors for monetary damages for any act or omission of a director or officer other than in circumstances where the director or officer breaches his or her fiduciary duty to us or our stockholders and such breach involves intentional misconduct, fraud or a knowing violation of law. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our amended and restated articles of incorporation do not provide for greater liability of the company’s officers and directors than is provided under Nevada law.

Nevada law allows a corporation to indemnify officers and directors for actions pursuant to which a director or officer either would not be liable pursuant to the limitation of liability provisions of Nevada law or where he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, in the case of an action not by or in the right of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our amended and restated articles of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by Nevada law. Prior to the completion of this offering, we intend to enter into indemnification agreements with each of our directors that may, in some cases, be broader than the specific indemnification provisions contained under Nevada law. In addition, as permitted by Nevada law, our amended and restated articles of incorporation include provisions that eliminate the personal liability of our directors for monetary damages resulting from certain breaches of fiduciary duties as a director. The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for acts or omissions not in good faith or in a manner which he or she did not reasonably believe to be in or not opposed to the best interest of the corporation if, subject to certain exceptions, the act or failure to act constituted a breach of fiduciary duty and such breach involved intentional misconduct, fraud or knowing violations of law.

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These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.

We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents against certain liabilities.

The limitation of liability and indemnification provisions under Nevada law and in our amended and restated articles of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Financial Statements required by this item have been filed as exhibits to the Current Report on Form 8-K of which this Form 10 information is a part.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this Report.

Item 2.01(f) of Form 8-K states that if the registrant was a shell company like we were immediately before the transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. The foregoing Items enumerated 1 through 14 are intended to satisfy and relate such information required by Item 2.01(f) for Form 8-K. The following enumerated Items relate to this current report on Form 8-K.

END OF FORM 10 DISCLOSURE

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ITEM 3.02	UNREGISTERED SHARES OF EQUITY SECURITIES

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The above securities were issued in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Board of Directors of the Registrant replaced Friedman LLP as its independent registered public accounting firm on December 14, 2017 and has engaged Ciro E. Adams, CPA, LLC, as its new independent registered public accounting firm. Ciro E. Adams, CPA, LLC was Arista’s independent auditor prior to the closing of the Transaction.

The change in independent registered public accounting firm is not the result of any disagreement with Friedman LLP. During the Registrant’s fiscal years ended June 30, 2016 and 2017, and through December 14, 2017, there have been no disagreements with Friedman LLP on matters of accounting disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Friedman LLP would have caused Friedman LLP to make reference to such matter in connection with its report. Registrant has furnished Friedman LLP with a copy of the foregoing disclosure and requested Friedman LLP to furnish it with a letter addressed to the Securities and Exchange Commission and Registrant stating whether or not it agrees with such disclosures. Friedman LLP provided a letter dated December 20, 2017 which is attached as Exhibit 16.1 to this Current Report on Form 8-K.

On December 14, 2017, the Board of Directors of the Registrant approved the engagement of Ciro E. Adams, CPA, LLC as Registrant’s independent registered accounting firm for its fiscal year ending December 31, 2017. During the Registrant’s two most recent fiscal years ended June 30, 2016 and 2017 and interim period subsequent to June 30, 2017, Registrant has not consulted with (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the financial statements; or (3) the subject matter of any disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) with the Registrant’s former auditor.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Share Exchange Agreement is being accounted for as a “reverse acquisition,” as the Arista Shareholders owned a majority of the outstanding shares of the Company’s capital stock immediately following the closing of the Transaction. Accordingly, Arista is deemed to be the acquirer in the reverse acquisition. After the Closing, the majority of the Board of Directors and management of the Company will be comprised of Arista’s management team and the operations of Arista are the continuing operations of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated herein by this reference. Immediately following the Closing on December 14, 2017, David Callan, Alan Cohen and Robert Craig resigned as directors of the Company. In addition, immediately following the Closing, Scott Williams resigned as Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Company.

The following persons were appointed as directors and executive officers of the Registrant following the Closing:

Name	Age	Position
Paul Patrizio	60	Chairman and Chief Executive Officer; Director
Kenneth Mathews	75	Vice Chairman, Secretary and Treasurer; Director
Walter A. Wojcik, Jr.	68	Chief Financial Officer
Scott Williams	65	Director

For certain biographical and other information regarding the newly appointed directors and officers, see the “Form 10 Disclosure” included in this Current Report on Form 8-K under Item 2.01 under the headings “Directors and Executive Officers” and “Certain Relationships and Related Transactions,” which disclosure is incorporated herein by reference.

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ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 14, 2017, our board approved a change in the Registrant’s fiscal year from June 30 to December 31. The Registrant will file a transition report on Form 10-K for the transition period from July 1, 2017 to December 31, 2017.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

As a result of closing of the transactions contemplated by the Share Exchange Agreement, the Registrant is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the audited financial statements of Arista for the years ended December 31, 2015 and 2016 and the nine months ended September 30, 2016 and 2017 are filed herewith as Exhibits 99.1 and 99.2.

(b)	Pro Forma Financial Information.

The unaudited pro forma combined balance sheet as of September 30, 2017 and unaudited pro forma combined statements of operations for the year ended December 31, 2016, and the nine months ended September 30, 2017, are filed herewith as Exhibit 99.3

(c)	Shell Company Transactions.

The Company filed a copy of (i) the Share Exchange Agreement on April 25, 2017 as an exhibit to its Current Report on Form 8-K and (ii) a First Addendum to the Share Exchange Agreement dated July 18, 2017 on August 24, 2017 as an exhibit to its Annual Report on Form 10-K. Such exhibits are hereby incorporated by reference. All references to the Share Exchange Agreement and other exhibits to this Current Report are qualified, in their entirety, by the text of such exhibits.

(d)	Exhibits.

Exhibit Number	Description	Filed
2.1	Share Exchange Agreement between Praco Corporation, Arista Capital Ltd. and the Arista Shareholders, dated April 19, 2017.	*
2.2	First Addendum to the Share Exchange Agreement, by and between Praco Corporation, Arista Capital Ltd. and the Arista Shareholders, dated July 18, 2017.	**
10.1	Purchase and Service Agreement between Arista and BCL-Equipment Leasing LLC dated as of September 14, 2016	Filed herewith
10.2	Purchase and Service Agreement between Arista and BCL-Equipment Leasing LLC dated as of September 30, 2017	Filed herewith
10.3	Employment Agreement between Registrant and Paul Patrizio dated as of December 14, 2017	Filed herewith
16.1	Letter of Friedman LLP	Filed herewith
23.1	Consent of Ciro E. Adams, CPA, LLC	Filed herewith
99.1	Arista Capital Ltd. audited financial statements and notes for the years ended December 31, 2015 and 2016	Filed herewith
99.2	Arista Capital Ltd. unaudited financial statements and notes the nine months ended September 30, 2016 and 2017	Filed herewith.
99.3	Pro forma Financial Information	Filed herewith

*	Incorporated by reference from Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed on April 25, 2017.
**	Incorporated by reference from Exhibit 10.2 to Registrant’s Annual Report on Form 10-K filed on August 24, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2017	PRACO CORPORATION

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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